EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-114958) of Harsco Corporation of our report dated June 18, 2014 relating to the financial statements of Harsco Retirement Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers

Philadelphia, PA
June 18, 2014